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                                                                   EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sotheby's Holdings, Inc. on Form S-8 of our reports dated February 28, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP

New York, New York
August 28, 1997